UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

CG Oncology, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41925	37-1611499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Pegasus Park Drive Suite 1640
Dallas, Texas		75247
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 409-3700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CGON	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Bellete Separation

On May 20, 2026, CG Oncology, Inc. (the “Company”) and Ambaw Bellete, the Company’s President & Chief Operating Officer of the Company, agreed to his separation from the Company to be effective June 30, 2026. The Company thanks Mr. Bellete for his contributions and wishes him well in his next endeavors.

The Company expects to enter into a separation agreement with Mr. Bellete that provides for a general release and waiver of claims against the Company, and pursuant to which Mr. Bellete will receive the severance benefits set forth in Section 4(b) of his Amended and Restated Employment Agreement, effective January 9, 2025 and filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 28, 2025.

The Company has initiated a search for a Chief Commercial Officer.

Kuan Appointment as President

On May 20, 2026, the Company’s Board of Directors also approved the appointment of Arthur Kuan as President of the Company, in addition to his other positions, in connection with Mr. Bellete’s separation. Mr. Kuan’s biographical information is set forth under the section titled “Election of Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities (File No. 333-290108), filed with the SEC on April 24, 2026, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CG Oncology, Inc.

Date: May 26, 2026	By: /s/ Josh Patterson
Name: Josh Patterson
Title: General Counsel, Chief Compliance Officer and Secretary